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                                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-38625 of Mattel Inc. of our report dated February 4, 1997 (except for note 15, as to which the date is March 27, 1997) relating to the financial statements of Tyco Toys, Inc. and subsidiaries not presented separately herein, appearing in Mattel's Current Report on Form 8-K dated July 30, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
November 7, 1997